UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 20, 2007

CrossPoint Energy Company
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51699	98-0434381
(Commission File Number)	(IRS Employer Identification No.)

25 Highland Park Village Suite 100-344 Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(972) 818-1100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

See Item 2.04 below regarding the Termination and Release Agreement.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 2.04 below regarding the termination of the Credit Agreement.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On November 20, 2007, pursuant to the Credit Agreement dated as of September 2, 2005 (the “Credit Agreement”) by and among CrossPoint Energy Holdings, LLC (“Holdings”), D.B. Zwirn Special Opportunities Fund, L.P., as Administrative Agent and Collateral Agent (the “Administrative Agent”) and Petrobridge Asset Management, LLC (“PAM”), and the lenders party thereto, Holdings received a Notice of Default due to Holdings not meeting required sales volumes for each of the quarters during fiscal year 2007; due to Holdings not satisfying the debt to EBITDA ratio for the fiscal quarter ended September 30, 2007; and due to a “Change of Control” occurring. Therefore, all amounts owing pursuant to the Credit Agreement were accelerated such that approximately $2,327,194, including a $300,000 default and administrative fee, was owed by Holdings.

On November 26, 2007, Holdings entered into an Assignment in Lieu of Foreclosure of Oil and Gas Leases and Bill of Sale relating to the Elkhart properties in Anderson County, Texas and a Termination and Release Agreement by and among Holdings, the Administrative Agent and PAM (the “Termination and Release Agreement”). Holdings has no further obligations under the Credit Agreement. Pursuant to the terms of the Termination and Release Agreement, if the sales proceeds from the sale of the Elkhart properties exceed the aggregate of Holdings’s obligations set forth above and any capital costs incurred by the lenders during their ownership of the Elkhart properties, Holdings will receive such excess proceeds.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2007, David Bradshaw and Ross Welgehausen, directors of CrossPoint Energy Company (“CrossPoint”), announced their resignation from the Board of Directors effective November 20, 2007. They resigned for personal reasons, and such resignation was not the result of a disagreement with CrossPoint or any member of the management or the Board of Directors of CrossPoint. Daniel F. Collins is the sole remaining director of CrossPoint.

Item 8.01	Other Events.

Since CrossPoint has less than 300 record holders, the CrossPoint Board of Directors has authorized CrossPoint to file a Form 15 Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 or Suspension of Duty to File Reports Under Section 13 or 15(D) of the Securities Exchange Act of 1934 (the “Form 15”). CrossPoint anticipates filing the Form 15 prior to December 1, 2007.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

1.1	Termination and Release Agreement dated November 26, 2007 by and among CrossPoint Energy Holdings, LLC, D.B. Zwirn Special Opportunities Fund, L.P. and Petrobridge Asset Management, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSPOINT ENERGY COMPANY

Date: November 27, 2007	By:	/s/ Daniel F. Collins
Daniel F. Collins President and Chief Executive Officer

EXHIBITS INDEX

Exhibit No.	Description

1.1	Termination and Release Agreement dated November 26, 2007 by and among CrossPoint Energy Holdings, LLC, D.B. Zwirn Special Opportunities Fund, L.P. and Petrobridge Asset Management, LLC.